EXHIBIT 10.7

                               ESCROW SHARES ESCROW AGREEMENT

      THIS ESCROW SHARES ESCROW AGREEMENT (the "Agreement") is made and entered into as of October ___, 2005 (the "Effective Date") by and among OXFORD VENTURES, INC., a corporation organized and existing under the laws of the State of Nevada (the "Company"), the Buyers set forth on Schedule I attached hereto (individually, a "Buyer" or collectively "Buyers"), and GOTTBETTER & PARTNERS, LLP, as escrow agent ("Escrow Agent").

                                    RECITALS:

      WHEREAS, the Company and the Buyers have entered into a Securities Purchase Agreement (the "Securities Purchase Agreement"), dated as of the date hereof, pursuant to which the Company proposes to sell secured convertible debentures (the "Convertible Debentures") which shall be convertible into the Company's Common Stock, par value $0.001 per share (the "Common Stock") and in connection therewith the Company has agreed to issue certain of its warrants (the "Warrants"; and, together with the Convertible Debentures, the "Securities");

      WHEREAS, the Securities Purchase Agreement provides that the Company shall deposit the Escrow Shares (as defined in the Securities Purchase Agreement) in a segregated escrow account to be held by Escrow Agent in order to effectuate the conversions of the Convertible Debentures and the exercise of the Warrant;

      WHEREAS, The Escrow Agent is willing to act as escrow agent pursuant to the terms of this Agreement with respect to the Escrow Shares; and

      NOW, THEREFORE, in consideration of the mutual covenants, agreements, warranties, and representations herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                              TERMS AND CONDITIONS

      1. PROCEDURE FOR ESCROW. The procedures of the escrow shall be governed by the provisions of Exhibit F of the Securities Purchase Agreement and the Convertible Debentures, all of which are incorporated herein by reference as if set forth fully herein.

      2.    TERMS OF  ESCROW.  The  terms of the  escrow  shall be  governed  by
Article 4 of the Securities Purchase Agreement and the Convertible Debentures, all of which are incorporated herein by reference as if set forth fully herein.

      3.    CONCERNING THE ESCROW AGENT.

            3.1. The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no implied duties or obligations shall be read into this Agreement against the Escrow Agent.

            3.2. The Escrow Agent may act in reliance upon any writing or instrument or signature which it, in good faith, believes to be genuine, may assume the validity and accuracy of any statement or assertion contained in such a writing or instrument, and may assume that any person purporting to give any writing, notice, advice or instructions in connection with the provisions hereof has been duly authorized to do so. The Escrow Agent shall not be liable in any manner for the sufficiency or correctness as to form, manner, and execution, or validity of any instrument deposited in this escrow, nor as to the identity, authority, or right of any person executing the same; and its duties hereunder shall be limited to the safekeeping of such certificates, monies, instruments, or other document received by it as such escrow holder, and for the disposition of the same in accordance with the written instruments accepted by it in the escrow.

            3.3. The Buyers and the Company hereby agree, to defend and indemnify the Escrow Agent and hold it harmless from any and all claims, liabilities, losses, actions, suits, or proceedings at law or in equity, or any other expenses, fees, or charges of any character or nature which it may incur or with which it may be threatened by reason of its acting as Escrow Agent under this Agreement; and in connection therewith, to indemnify the Escrow Agent against any and all expenses, including attorneys' fees and costs of defending any action, suit, or proceeding or resisting any claim (and any costs incurred by the Escrow Agent pursuant to Sections 6.4 or 6.5 hereof). The Escrow Agent shall be vested with a lien on all property deposited hereunder, for indemnification of attorneys' fees and court costs regarding any suit, proceeding or otherwise, or any other expenses, fees, or charges of any character or nature, which may be incurred by the Escrow Agent by reason of disputes arising between the makers of this escrow as to the correct interpretation of this Agreement and instructions given to the Escrow Agent hereunder, or otherwise, with the right of the Escrow Agent, regardless of the instructions aforesaid, to hold said property until and unless said additional expenses, fees, and charges shall be fully paid. Any fees and costs charged by the Escrow Agent for serving hereunder shall be paid by the Company.

            3.4. If any of the parties shall be in disagreement about the interpretation of this Agreement, or about the rights and obligations, or the propriety of any action contemplated by the Escrow Agent hereunder, the Escrow Agent may, at its sole discretion deposit the Escrow Shares with the Clerk of the United States District Court of New York, sitting in Manhattan, New York, and, upon notifying all parties concerned of such action, all liability on the part of the Escrow Agent shall fully cease and terminate. The Escrow Agent shall be indemnified by the Company and the Buyers for all costs, including reasonable attorneys' fees in connection with the aforesaid proceeding, and shall be fully protected in suspending all or a part of its activities under this Agreement until a final decision or other settlement in the proceeding is received.

            3.5. The Escrow Agent may consult with counsel of its own choice (and the costs of such counsel shall be paid by the Company and the Buyers) and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel. The Escrow Agent shall not be liable for any mistakes of fact or error of judgment, or for any actions or omissions of any kind, unless caused by its willful misconduct or gross negligence.


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

            3.6. The Escrow Agent may resign upon ten (10) days' written notice to the parties in this Agreement. If a successor Escrow Agent is not appointed within this ten (10) day period, the Escrow Agent may petition a court of competent jurisdiction to name a successor.

            3.7. Conflict Waiver. The Company hereby acknowledges that the Escrow Agent is general counsel to Highgate House Funds, LP ("Highgate"), a partner in the general partner of Highgate, and counsel to Highgate in connection with the transactions contemplated and referred herein. The Company agrees that in the event of any dispute arising in connection with this Agreement or otherwise in connection with any transaction or agreement contemplated and referred herein, the Escrow Agent shall be permitted to continue to represent Highgate and the Company will not seek to disqualify such counsel and waives any objection Company might have with respect to the Escrow Agent acting as the Escrow Agent pursuant to this Agreement.

            3.8. Notices. Unless otherwise provided herein, all demands, notices, consents, service of process, requests and other communications hereunder shall be in writing and shall be delivered in person or by overnight courier service, or mailed by certified mail, return receipt requested, addressed:

If to the Company, to:             Oxford Ventures, Inc.
                                   4655 East Ivy Street, Suite 101
                                   Mesa, Arizona 85215
                                   Attention: Daniel Leonard
                                   Telephone: (402) 681-4635
                                   Facsimile: (402) 763-9511

With a copy to:                    Gottbetter & Partners, LLP
                                   488 Madison Avenue
                                   New York, NY 10022
                                   Attention: Adam Gottbetter, Esq.
                                   Telephone: (212) 400-6900
                                   Facsimile: (212) 400-6901

If to the Buyers:                  Highgate House Funds, Ltd.
                                   488 Madison Avenue
                                   New York, New York 10022
                                   Attention: Adam S. Gottbetter
                                   Telephone: (212) 400-6990
                                   Facsimile: (212) 400 6901

With copy to:                      Troy Rillo, Esq.
                                   101 Hudson Street, Suite 3700
                                   Jersey City, NJ 07302
                                   Telephone: (201) 985-8300
                                   Facsimile: (201) 985-1964


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

If to the Escrow Agent:            Gottbetter & Partners, LLP
                                   488 Madison Avenue
                                   New York, NY 10022
                                   Attention: Adam Gottbetter, Esq.
                                   Telephone: (212) 400-6900
                                   Facsimile: (212) 400-6901

Any such notice shall be effective (a) when delivered, if delivered by hand delivery or overnight courier service, or (b) five (5) days after deposit in the United States mail, as applicable.

      4. BINDING EFFECT. All of the covenants and obligations contained herein shall be binding upon and shall inure to the benefit of the respective parties, their successors and assigns.

      5. GOVERNING LAW; VENUE; SERVICE OF PROCESS. The parties hereto acknowledge that the transactions contemplated by this Agreement and the exhibits hereto bear a reasonable relation to the State of New York. The parties hereto agree that the internal laws of the State of New York shall govern this Agreement and the exhibits hereto, including, but not limited to, all issues related to usury. Any action to enforce the terms of this Agreement or any of its exhibits shall be brought exclusively in the state and/or federal courts situated in the County and State of New York. Service of process in any action by the Buyers to enforce the terms of this Agreement may be made by serving a copy of the summons and complaint, in addition to any other relevant documents, by commercial overnight courier to the Company at its principal address set forth in this Agreement.

      6. ENFORCEMENT COSTS. If any legal action or other pro~eding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees, court costs and all expenses even if not taxable as court costs (including, without limitation, all such fees, costs and expenses incident to appeals), incurred in that action or proceeding, in addition to any other relief to which such party or parties may be entitled.

      7. REMEDIES CUMULATIVE. No remedy herein conferred upon any party is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity, by statute, or otherwise. No single or partial exercise by any party of any right, power or remedy hereunder shall preclude any other or further exercise thereof.

      8. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

      9. NO PENALTIES. No provision of this Agreement is to be interpreted as a penalty upon any party to this Agreement.


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

      10. JURY TRIAL. EACH OF THE BUYERS AND THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT WHICH IT MAY HAVE TO A TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION BASED HEREON, OR ARISING OUT OF, UNDER OR IN ANY WAY CONNECTED WITH THE DEALINGS BETWEEN THE BUYERS AND COMPANY, THIS ESCROW SHARES ESCROW AGREEMENT OR ANY DOCUMENT EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.


                          REMAINDER OF PAGE LEFT BLANK


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

      IN WITNESS WHEREOF, the parties hereto have duly executed this Escrow Shares Escrow Agreement as of the date first above written.


                                  OXFORD VENTURES, INC.

                                  By: /s/ Daniel Leonard
                                    --------------------------------------------
                                    Name:  Daniel Leonard
                                    Title: President and Chief Executive Officer



                                  GOTTBETTER & PARTNERS, LLP


                                  By: /s/ Adam S. Gottbetter
                                    --------------------------------------------
                                    Name:  Adam S. Gottbetter
                                    Title: Managing Partner



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

                                             SCHEDULE I


                                         SCHEDULE OF BUYERS


                                                                             ADDRESS/FACSIMILE
          NAME                                 SIGNATURE                     NUMBER OF INVESTORS
--------------------------         -------------------------------      ----------------------------
Highgate House Funds, Ltd.         By: /s/ Adam S. Gottbetter.
                                     -----------------------------      488 Madison Avenue
                                     Name: Adam S. Gottbetter           New York, NY 10022
                                     Its:  Portfolio Manager            Facsimile: (212) 400-6901


Prenox, LLC.                       By: /s/ Michael Weiss
                                     ------------------------------     623 Fifth Avenue, 32nd Floor
                                     Name: Michael Weiss                New York, NY 10022
                                     Its:                               Telephone: (212) 756-8045
                                                                        Facsimile: (212) 756-1480


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